                                   EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP

                                 May 25, 2000



     E*TRADE Group, Inc.
     4500 Bohannan Drive

     Menlo Park, California 94025

     Re: E*TRADE Group, Inc. - Registration Statement for Offering of 950,389 Shares of Common Stock
          ------------------------------

     Dear Ladies and Gentlemen:

     We have acted as counsel to E*TRADE Group, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, an aggregate of 950,389 shares of common stock (the "Shares") and related stock options under (i) the Card Capture Services Inc. 1996 Incentive Stock Option Plan (the "1996 Plan") , (ii) the Card Capture Services 1997 Incentive Stock Option Plan (the "1997 Plan), and (iii) the Card Capture Services, Inc. 1998 Stock Incentive Compensation Plan (the "1998 Plan") (collectively, the "Plans"). The Plans, together with the outstanding options under the Plans, have been assumed by the Company in connection with the Company's acquisition of Card Capture Services, Inc. pursuant to an Agreement and Plan of Reorganization dated March 9, 2000 (the "Plan of Reorganization").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plans and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plans, and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans, or the Shares.

                            Very truly yours,


                            /S/ Brobeck, Phleger & Harrison LLP

                            BROBECK, PHLEGER & HARRISON LLP